OAKWOOD MORTGAGE INVESTORS, INC. 1996-C      REPORT DATE:  MARCH 6, 1997
       OAKWOOD ACCEPTANCE CORP. -  SERVICER         POOL REPORT # 5
       REMITTANCE REPORT                                            Page 1 of 6
       REPORTING MONTH:          Feb-97



                  Scheduled Principal Balance of Contracts
--------------------------------------------------------------------------------------------------------------------------------

Beginning                                                                                                 Ending
Principal                 Scheduled          Prepaid            Liquidated         Contracts              Principal
Balance                   Principal          Principal          Principal          Repurchased            Balance
-------------------------------------------------------------------------------------------------------------------------------


 262,369,743.33        (436,023.51)     (1,292,329.20)       (286,837.60)                  0.00        260,354,553.02
===============================================================================================================================

 Scheduled                                   Scheduled                                                  Amount
 Gross                      Servicing        Pass Thru             Liquidation       Reserve            Available for
 Interest                      Fee           Interest              Proceeds          Fund Draw          Distribution
---------------------------------------------------------------------------------------------------------------------------



2,349,125.96             218,641.45          2,130,484.51        225,112.41               0.00       4,302,591.08
===========================================================================================================================





                         Reserve Fund as of Cutoff Date
---------------------------------------------------------------------------------------------------------------------------------


  Beginning                         Investment    Balance Before       Reserve     Reserve         Balance After
  Balance      Deposits    Distrib. Interest    Current Distribution  Fund Draw   Fund Deposit  Current Distribution        Excess
-----------------------------------------------------------------------------------------------------------------------------------

 1,359,041.48      0.00   -5,085.48 4,893.63      1,358,849.63             0.00       0.00      1,358,849.63               4,893.63
===================================================================================================================================



     Reserve Fund Required Balance
   --------------------------------------
   Before Current     After Current
   Distribution       Distribution
   --------------------------------------

     1,353,956.00       1,353,956.00
  ======================================

     Reserve Fund Required Balance
   --------------------------------------

      Before Current     After Current
      Distribution       Distribution
   --------------------------------------

       453,166.88         453,166.88
   ======================================

      Reserve Fund Required Balance
    --------------------------------------
      Before Current     After Current
      Distribution       Distribution
   --------------------------------------

       795,581.76         795,581.76
     ======================================

Class A-6 Liquidity Account



 Beginning                        Investment   Balance Before       Reserve       Reserve       Balance After
 Balance      Deposits  Distrib.  Interest    Current Distribution  Fund Draw    Fund Deposit   Current Distribution         Excess
-------------------------------------------------------------------------------------------------------------------------------
 454,867.93     0.00   -1,701.05  1,637.89             454,804.77     0.00              0.00             454,804.77         1,637.89
=================================================================================================================================

Class B Liquidity Account

 Beginning                         Investment     Balance Before     Reserve     Reserve         Balance After
  Balance     Deposits  Distrib.    Interest   Current Distribution  Fund Draw   Fund Deposit    Current Distribution        Excess
------------------------------------------------------------------------------------------------------------------------------------
797,243.28     0.00    -1,661.52    2,872.94         798,454.70        0.00       0.00             798,454.70              2,872.94
===================================================================================================================================



                                 Certificate Account
----------------------------------------------------------------------------------------------------------

 Beginning                  Deposits                                   Investment              Ending
  Balance         Principal           Interest        Distributions     Interest               Balance
----------------------------------------------------------------------------------------------------------
 1,094,200.23    1,995,919.36       2,237,686.53      (4,008,778.97)     3,673.82         1,322,700.97
==========================================================================================================




                     P&I Advances at Distribution Date
   ---------------------------------------------------------------------------


  Beginning              Recovered            Current         Ending Balance



   945,478.35            908,397.81      2,975,850.79          3,012,931.33
============================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-C         REPORT DATE:  MARCH 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER            POOL REPORT # 5
REMITTANCE REPORT
REPORTING MONTH:    Feb-97                                  Page 2 of 6



Class B Crossover Test                                                Test Met?
---------------------------------------------------------------   -------------

(a) Remittance date on or after May 2001                                N

(b) Average 60 day Delinquency rate <=       5%                         Y

(c) Average 30 day Delinquency rate <=       7%                         Y

(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all
 Certificates

                Nov. 1996 - Nov. 1997        4%                         Y
                April 2001 - Nov. 2002       7%                         N
                Dec. 2002 - April 2003       8%                         N
                May 2003 -                   9%                         N


(e) Current realized loss ratio <=           2.75%                      Y


(f) Are class B principal balances plus Accelerated
     Principal Distributions > =             24.501%
     of stated scheduled pool balance

                Beginning B-1 balance                    25,726,000.00

                Beginning B-2 balance                    12,186,224.00


                                                       -------------
                                                         37,912,224.00
                Divided by beginning pool
                balance                                 262,369,743.33
                                                       -------------
                                                                 14.450%  N
                                                       =============


 Average 60 day delinquency ratio:

                             Over 60s           Pool Balance               %
                        -------------------------------------------------------

  Current Mo           4,080,555.68              260,354,553.02          1.57%
  1st Preceding Mo     3,212,354.80              262,369,743.33          1.22%
  2nd Preceding Mo     1,697,428.76              264,009,111.23          0.64%
                                                      Divided by           3
                                                                         1.14%
                                                                  =============


  Average 30 day delinquency ratio:


                             Over 30s           Pool Balance           %
                        -----------------------------------------------------

  Current Mo              7,093,812.88         260,354,553.02            2.72%
  1st Preceding Mo        7,199,872.49         262,369,743.33            2.74%
  2nd Preceding Mo        5,721,111.59         264,009,111.23            2.17%
                                                   Divided by            3
                                                                  -------------
                                                                         2.55%
                                                                  ============

  Cumulative loss ratio:

                           Cumulative losses        63,757.20
                                             -----------------
  Divided by Initial Certificate Principal     270,791,224.00           0.024%
                                                                    ===========




  Current realized loss ratio:

                        Liquidation           Pool
                         Losses              Balance
                         ----------------------------------

   Current Mo              61,725.19          260,354,553.02
   1st Preceding Mo             0.00          262,369,743.33
   2nd Preceding Mo         2,032.01          264,009,111.23
                                                                       0.097%
                                                                    ===========

 OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
 OAKWOOD ACCEPTANCE CORP. -  SERVICER           REPORT DATE:  MARCH 6, 1997
 REMITTANCE REPORT                              POOL REPORT # 5
 REPORTING MONTH:          Feb-97                                 Page 3 of 6



                                                      Delinquency Analysis

                                               31 to 59 days              60 to 89 days        90 days and Over        Total Delinq.
                   No. of    Principal                Principal               Principal           Principal               Principal
                    Loans     Balance            #     Balance       #      Balance          #    Balance          #        Balance
               --------------------------------------------------------------------------------------------------------------------


 Excluding Repos   7,942    259,007,395.42     94    2,959,819.47    42      1,425,855.37    32  1,373,221.12    168    5,758,895.96

         Repos        48      1,347,157.60      2       53,437.73    13        343,022.88    33    938,456.31     48    1,334,916.92
               -------------------------------------------------------------------------------------------------------------------

         Total     7,990    260,354,553.02     96    3,013,257.20    55      1,768,878.25    65  2,311,677.43    216    7,093,812.88
               ===================================================================================================================
                                                                                                                2.7%           2.72%
                                                                                                               =====================




                                   Repossession Analysis
   Active Repos               Reversal       Current Month
    Outstanding              (Redemption)       Repos           Cumulative Repos
           Principal           Principal        Principal         Principal
  #        Balance        #   Balance      #    Balance     #     Balance
-----------------------------------------------------------------------------


  48     1,347,157.60     0       0.00    23    620,289.81 62     1,665,861.34

OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER         REPORT DATE:  MARCH 6, 1997
REMITTANCE REPORT                            POOL REPORT # 5
REPORTING MONTH:   Feb-97
                                                                 Page 4 of 6
REPOSSESSION LIQUIDATION REPORT



                                   Liquidated                                                                           Net
 Account           Customer         Principal         Sales          Insur.           Total       Repossession      Liquidation
  Number             Name            Balance        Proceeds        Refunds         Proceeds        Expenses          Proceeds
----------------------------------------------------------------------------------------------------------------------------------

  943977       singletary            22,415.82     19,500.00         1,059.48       20,559.48        2,933.07          17,626.41
  951509          bullins            23,145.54     21,900.00           956.79       22,856.79          657.00          22,199.79
  952044          hinnant            23,259.90     23,350.00         1,517.34       24,867.34        4,164.50          20,702.84
  970574           cragun            46,190.32     43,700.00         2,573.52       46,273.52        1,735.94          44,537.58
  989178           holmes            30,149.16     28,700.00         2,461.46       31,161.46        4,571.31          26,590.15
  994210           barnes            11,931.80      4,750.00           568.12        5,318.12            0.00           5,318.12
 1020452           belong            25,770.28     23,900.00           231.86       24,131.86          803.00          23,328.86
 1027952           chason            12,142.27       2000              587.64        2,587.64            0.00           2,587.64
  945014         reynolds            17,077.18     17,500.00           163.96       17,663.96        1,776.35          15,887.61
  964296            lucas            26,030.03     26,950.00         2,335.42       29,285.42        4,006.87          25,278.55
  966234           sheets            35,351.19     31,500.00         3,342.29       34,842.29        3,034.50          31,807.79
  974311          tyrrell             4,014.95          0.01           778.97          778.98            0.00             778.98
  991042            marsh             9,359.16        400.00           527.37          927.37            0.00             927.37
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                    ---------------------------------------------------------------------------------------------
                                    286,837.60    244,150.01        17,104.22      261,254.23       23,682.54         237,571.69
                                    =============================================================================================

                                       Net           Current
 Unrecov.        FHA Insurance      Pass Thru      Period Net       Cumulative
 Advances           Coverage        Proceeds       Gain/(Loss)     Gain/(Loss)
-------------------------------------------------------------------------------


    1,089.08             0.00       16,537.33       (5,878.49)
    1,042.96             0.00       21,156.83        (1,988.71)
    1,458.80             0.00       19,244.04       (4,015.86)
    1,918.48             0.00       42,619.10       (3,571.22)
    1,594.60             0.00       24,995.55        (5,153.61)
      840.68             0.00        4,477.44       (7,454.36)
      841.38         2,954.52       25,442.00          (328.28)
      637.62             0.00        1,950.02      (10,192.25)
    1,070.96             0.00       14,816.65       (2,260.53)
    1,263.52             0.00       24,015.03       (2,015.00)
    1,866.56             0.00       29,941.23       (5,409.96)
      990.60             0.00         (211.62)      (4,226.57)
      798.56             0.00          128.81       (9,230.35)
                         0.00            0.00            0.00
                         0.00            0.00            0.00
                         0.00            0.00            0.00
                         0.00            0.00            0.00
                         0.00            0.00            0.00
--------------------------------------------------------------
   15,413.80         2,954.52      225,112.41      (61,725.19)      (63,757.20)
===============================================================================


                                                                             0%
                                                                     ==========


As a percentage of the aggregate cut-off date principal balance

OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                REPORT DATE:  MARCH 6, 1997
REMITTANCE REPORT                                   POOL REPORT # 5
REPORTING MONTH:      Feb-97
                                                                  Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL


                                             Original            Beginning             Current             Accelerated
            Cert.                          Certificate          Certificate           Principal             Principal
            Class                            Balances             Balances             Payable            Distribution
---------------------------------------------------------------------------------------------------------------------------------


A-1                                        50,300,000.00        41,878,519.61        (2,015,190.31)                 0.00
A-1 Outstanding Writedown                           0.00                 0.00                 0.00                  0.00

A-2                                        46,970,000.00        46,970,000.00                 0.00                  0.00
A-2 Outstanding Writedown                           0.00                 0.00                 0.00                  0.00

A-3                                        35,400,000.00        35,400,000.00                 0.00                  0.00
A-3 Outstanding Writedown                           0.00                 0.00                 0.00                  0.00

A-4                                        20,900,000.00        20,900,000.00                 0.00                  0.00
A-4 Outstanding Writedown                           0.00                 0.00                 0.00                  0.00

A-5                                        55,614,000.00        55,614,000.00                 0.00                  0.00
A-5 Outstanding Writedown                           0.00                 0.00                 0.00                  0.00

A-6                                        23,695,000.00        23,695,000.00                 0.00                  0.00
A-6 Outstanding Writedown                           0.00                 0.00                 0.00                  0.00

B-1                                        25,726,000.00        25,726,000.00                 0.00                  0.00
B-1 Outstanding Writedown                           0.00                 0.00                 0.00                  0.00

B-2                                        12,186,224.00        12,186,224.00                 0.00                  0.00
B-2 Outstanding Writedown                           0.00                 0.00                 0.00                  0.00

Excess Asset Principal Balance                      0.00                 0.00                 0.00                  0.00


                                 -------------------------------------------------------------------------------------------------

                                          270,791,224.00       262,369,743.61        (2,015,190.31)                 0.00
                                 ==============================================================================================




                                                                Ending                                 Principal Paid
            Cert.                          Writedown          Certificate              Pool             Per $1,000
            Class                           Amounts             Balances              Factor            Denomination
---------------------------------------------------------------------------------------------------------------------------------


A-1                                        0.00000%           39,863,329.30          79.25115%              40.06
A-1 Outstanding Writedown                      0.00                    0.00                 0%                  0

A-2                                        0.00000%           46,970,000.00               100%                  0
A-2 Outstanding Writedown                      0.00                    0.00                 0%                  0

A-3                                        0.00000%           35,400,000.00               100%                  0
A-3 Outstanding Writedown                      0.00                    0.00                 0%                  0

A-4                                        0.00000%           20,900,000.00               100%                  0
A-4 Outstanding Writedown                      0.00                    0.00                 0%                  0

A-5                                        0.00000%           55,614,000.00               100%                  0
A-5 Outstanding Writedown                      0.00                    0.00                 0%                  0

A-6                                        0.00000%           23,695,000.00               100%                  0
A-6 Outstanding Writedown                      0.00                    0.00                 0%                  0

B-1                                        0.00000%           25,726,000.00               100%                  0
B-1 Outstanding Writedown                      0.00                    0.00                 0%                  0

B-2                                        0.00000%           12,186,224.00               100%                  0
B-2 Outstanding Writedown                      0.00                    0.00                 0%                  0

Excess Asset Principal Balance             0.00000%                    0.00
                                 -------------------------------------------------------------------------------------------------

                                                 0           260,354,553.30
                                 ==============================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER            REPORT DATE:  MARCH 6, 1997
REMITTANCE REPORT                               POOL REPORT # 5
REPORTING MONTH:    Feb-97
                                                       Page 6 of 6

CERTIFICATE INTEREST ANALYSIS


                                                                                                                      Interest Paid
         Certificate         Remittance           Beginning     Current        Total      Interest          Ending      Per $1,000
            Class               Rate               Balance      Accrual         Paid      Shortfall        Balance     Denomination
-----------------------------------------------------------------------------------------------------------------------------------

A-1                          5.53188%            0.00          180,185.40     180,185.40       0.00           0.00         4.30
A-1  Carryover Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00
A-1  Writedown Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00

A-2                          6.45000%            0.00          252,463.75     252,463.75       0.00           0.00       5.38
A-2  Carryover Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00
A-2  Writedown Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00

A-3                          6.75000%            0.00          199,125.00     199,125.00       0.00           0.00       5.63
A-3  Carryover Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00
A-3  Writedown Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00

A-4                          7.00000%            0.00          121,916.67     121,916.67       0.00           0.00       5.83
A-4  Carryover Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00
A-4  Writedown Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00

A-5                          7.35000%            0.00          340,635.75     340,635.75       0.00           0.00       6.13
A-5  Carryover Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00
A-5  Writedown Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00

A-6                          7.65000%            0.00          151,055.63     151,055.63       0.00           0.00       6.38
A-6  Carryover Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00
A-6  Writedown Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00

B-1                          7.96000%            0.00          170,649.13     170,649.13       0.00           0.00       6.63
B-1  Carryover Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00
B-1  Writedown Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00

B-2                          9.31000%            0.00           94,544.79      94,544.79       0.00           0.00       7.76
B-2  Writedown Interest      0.00                0.00                0.00           0.00       0.00           0.00       0.00

X                                            2,032.01          619,908.39     558,183.20  61,725.19      63,757.20

R                            0.00                0.00                0.00           0.00       0.00           0.00
Service Fee                                      0.00          218,641.45     218,641.45       0.00           0.00
                               ---------------------------------------------------------------------------------

                                             2,032.01        2,349,125.96   2,287,400.77  61,725.19      63,757.20

      Class B Liquidity Account                                                     0.00

                                                                            =============
                                                                            2,287,400.77
                                                                            =============



        Cert.          TOTAL
        Class          DISTRIBUTION
   ---------------------------------



      A-1                2,195,375.71



      A-2                 252,463.75



      A-3                   199,125.00



      A-4                    121,916.67



      A-5                 340,635.75



      A-6                   151,055.63



      B-1                   170,649.13



      B-2                    94,544.79



      X                     558,183.20

      R                             --

                            218,641.45
                         -------------

                          4,302,591.08

                                    --
                       ----------------

                          4,302,591.08
                     ==================